UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2023
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 301, Crystal Lake, Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, the Board of Directors (the “Board”) of AptarGroup, Inc. (the “Company”) appointed Sarah Glickman as a director effective as of such date. Ms. Glickman will serve as a director for a term expiring at the Company’s 2024 annual meeting of stockholders. The Board (i) determined that Ms. Glickman qualifies (a) as an “independent director” pursuant to the rules of the New York Stock Exchange, and (b) as an “audit committee financial expert” pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”); and (ii) has appointed Ms. Glickman as a member of the Audit Committee of the Board.

Ms. Glickman, 54, currently serves as the Chief Financial Officer and Principal Accounting Officer of Criteo S.A., a global commerce media company. Prior to joining Criteo, Ms. Glickman was the Acting Chief Financial Officer at XPO, Inc., a leading global provider of transportation and logistics solutions, where she previously served as Senior Vice President, Corporate Finance and Transformation. Before that, she held global executive roles at Novartis and Honeywell International, and served in various executive roles in shared services and operations, internal audit, transformation and controllership at both Honeywell International and Bristol-Myers Squibb. She started her career at PricewaterhouseCoopers. Ms. Glickman is a U.S. CPA and a U.K. Fellow Chartered Accountant with a degree in economics from the University of York in England. Since 2021, Ms. Glickman has served on the Board of Directors and is Chair of the Audit Committee for 2seventy bio, Inc., a biotech company (previously part of bluebird bio, Inc.).

Ms. Glickman’s compensation for service on the Board will be consistent with that of other non-employee directors of the Company, as described in the Company’s definitive proxy statement with respect to its 2023 annual meeting of stockholders filed with the SEC on March 24, 2023. There are no other arrangements or understandings between Ms. Glickman and any other person pursuant to which she was appointed as director, and Ms. Glickman is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On September 5, 2023, the Company issued a press release announcing Ms. Glickman’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by AptarGroup, Inc. dated September 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: September 5, 2023	By:	/s/ Kimberly Y. Chainey
Kimberly Y. Chainey
Executive Vice President, Chief Legal Officer and Corporate Secretary